UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 4, 2020
Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 120 Norfolk, Nebraska	68701
(Address of Principal Executive Offices)	(Zip Code)

(301) 861-3305
 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading symbol	Name of each exchange on which registered

	Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On December 4, 2020, Condor Hospitality Trust, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has set January 18, 2021 as the date for the Company’s special meeting (the “Meeting”) of the shareholders. The purpose of the Meeting is to seek shareholder approval of potential share issuances under NYSE American Company Guide Rule 713. The time and location will be specified in the Company’s proxy statement related to the Meeting. The Board also set December 14, 2020 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Meeting or any adjournments or postponement thereof.

Important Information About the Meeting and Where to Find It

IN CONNECTION WITH THE MEETING, THE COMPANY FILED A PRELIMINARY PROXY STATEMENT WITH THE SEC AND WILL FILE AND PROVIDE A DEFINITIVE PROXY STATEMENT TO ITS SHAREHOLDERS. THE COMPANY’S SHAREHOLDERS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY AMENDMENTS THERETO AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT, IN CONNECTION WITH THE COMPANY’S SOLICITATION OF PROXIES FOR THE MEETING BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE BUSINESS TO BE PROPOSED AT THE MEETING. SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN COPIES OF THE PRELIMINARY PROXY STATEMENT, DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) BY THE COMPANY, WITHOUT CHARGE, ONCE AVAILABLE, AT THE SEC’S WEB SITE AT WWW.SEC.GOV, OR BY DIRECTING A REQUEST TO: CONDOR HOSPITALITY TRUST, INC., 1800 WEST PASEWALK AVENUE, SUITE 120, NORFOLK, NE 68701, (402) 371-2520.

Participants in the Solicitation

THE COMPANY, ITS DIRECTORS AND CERTAIN OF ITS EXECUTIVE OFFICERS WILL BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM SHAREHOLDERS IN CONNECTION WITH THE MEETING. A LIST OF THE NAMES OF THOSE DIRECTORS AND EXECUTIVE OFFICERS AND A DESCRIPTION OF THEIR INTERESTS IS CONTAINED IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 AND IN THE COMPANY’S DEFINITIVE PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS, WHICH WERE BOTH FILED WITH THE SEC AND ARE AVAILABLE FREE OF CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV, OR BY DIRECTING A REQUEST TO CONDOR HOSPITALITY TRUST, INC., 1800 WEST PASEWALK AVENUE, SUITE 120, NORFOLK, NE 68701, (402) 371-2520. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF PARTICIPANTS IN THE SOLICITATION OF PROXIES IN CONNECTION WITH THE MEETING WILL BE CONTAINED IN THE PRELIMINARY PROXY STATEMENT.

Forward-Looking Statement

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue”, “project”, “plan”, the negative version of these words or other similar expressions.  Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict.  Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of capital, risks associated with debt financing, interest rates, competition, supply and demand for hotel rooms in our current and proposed market areas, policies and guidelines applicable to real estate investment trusts, risks related to uncertainty and disruption in global economic markets as a result of COVID-19 (commonly referred to as the coronavirus), and other risks and uncertainties described herein, and in our filings with the SEC from time to time.  These risks and uncertainties should be considered in evaluating any forward-looking statements.

The forward-looking statements represent the Company’s views as of the date on which such statements were made.  the Company anticipates that subsequent events and developments may cause those views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.
Date:	December 4, 2020

		By:	/s/ Jill Burger
Name: Jill Burger
Title: Interim Chief Financial Officer and Chief Accounting Officer